EXHIBIT 4.5


                                PLEDGE AGREEMENT


         PLEDGE  AGREEMENT,  dated as of June 18, 1997,  made by the undersigned
DynaGen, Inc., a Delaware corporation with its principal office at 99 Erie Street, Cambridge, Massachusetts 02139 (the "Borrower"), in favor of Eric C. Hagerstrand ("Hagerstrand"), Dennis Smith ("Smith") and Thomas Canning ("Canning") (individually a "Lender" and collectively the "Lenders").

                                    RECITALS

         WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger by and among the Borrower, DynaGen Acquisition Corp., Superior Pharmaceutical Company ("Superior") and the Lenders dated March 7, 1997, as amended (the "Merger Agreement"), the Borrower has agreed to issue secured promissory notes in the aggregate principal amount of $5,000,000 (individually a "Note" and collectively the "Notes") to the Lenders, such notes to be secured by a pledge of the Pledged Securities (as hereinafter defined) ;

         WHEREAS, the Borrower is the legal and beneficial owner of the Pledged Securities.

         NOW, THEREFORE, in consideration of the premises, the Borrower hereby agrees with the Lenders as follows:

         1. Defined Terms. Unless otherwise defined herein, terms that are defined in the Notes and used herein are so used as so defined, and the following terms shall have the following meanings:

         "Code" means the Uniform Commercial Code from time to time in effect in the Commonwealth of Massachusetts.

         "Collateral" means the Pledged Securities and all Proceeds.

         "Event of Default" means an Event of Default as defined in Section 3 of the Notes.

         "Obligations" means the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Borrower to the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Notes or this Pledge Agreement and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Lenders) or otherwise.

         "Pledge   Agreement"   means  this   Pledge   Agreement,   as  amended,
supplemented or otherwise modified from time to time.

         "Pledged Securities" means the shares of capital stock and other securities listed on Schedule I hereto, together with all stock certificates, instruments, options or rights of any nature whatsoever that may be issued or granted to the Borrower in respect of the Pledged Securities, while this Pledge Agreement is in effect.



                           Pledge Agreement -- Page 2



         "Proceeds" means all "proceeds" as such term is defined in Section 9-306(1) of the Code and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions with respect thereto.

         2. Pledge; Grant of Security Interest. The Borrower hereby delivers to the Lenders all the Pledged Securities and hereby grants to the Lenders a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. The Lenders shall deposit 72, 86 and 42 of the Pledged Securities with Hagerstrand, Smith and Canning, respectively, c/o Superior Pharmaceutical Company, 1385 Kemper Meadow Drive, Cincinnati, OH 45240. The Borrower and Lenders acknowledge that the Lenders are also holding the collateral for the benefit of Sirrom Capital Corporation ("Sirrom") and Odyssey Investment Partners, L.P. ("Odyssey") in accordance with that certain Subordination Agreement of even date herewith by and among Sirrom (as collateral agent), the Lenders, the Borrower and Superior.

         3. Stock Powers. Concurrently with the delivery to the Lenders of each certificate or instrument representing the Pledged Securities, the Borrower shall deliver an undated stock power or other transfer document covering such certificate or instrument, duly executed in blank.

         4. Representations and Warranties. The Borrower represents and warrants to the Lenders that:

                  (a) the Borrower is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities listed on Schedule I, free of any and all security interests, liens or options in favor of, or claims of, any other person or entity; and

                  (b) upon delivery to the Lenders of the certificates and instruments evidencing the Pledged Securities, the lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority lien on the Pledged Securities enforceable as such against all creditors of the Borrower and any person or entities purporting to purchase any Collateral from the Borrower.

         5. Covenants. The Borrower covenants and agrees with the Lenders that, from and after the date of this Pledge Agreement until the Obligations are paid in full:

                  (a) If the Borrower shall, as a result of its ownership of the Pledged Securities, become entitled to receive or shall receive any stock certificate or other certificate or instrument (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate or instrument issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Pledged Securities or otherwise in respect thereof, the Borrower shall accept the same as the Lenders' agent, hold the same in trust for the Lenders and deliver the same forthwith to the Lenders in the exact form received, together with an undated stock power or other transfer document covering such certificate or instrument duly executed in blank to be held by the Lenders hereunder as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of the issuer thereof shall be paid over to the Lenders as additional collateral security hereunder for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Lenders, subject to the terms hereof, as additional collateral security for the Obligations. If any sums of money or



                           Pledge Agreement -- Page 3


property so paid or distributed in respect of the Pledged Securities shall be received by the Borrower, the Borrower shall, until such money or property is paid or delivered to the Lenders, hold such money or property in trust for the Lenders, segregated from other funds of the Borrower, as additional collateral security for the Obligations.

                  (b) Without the prior written consent of the Lenders holding a majority of the outstanding principal amount under the Notes, the Borrower shall not (i) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or (ii) create, incur or permit to exist any lien or option in favor of, or any claim of any person or entity with respect to, any of the Collateral, or any interest therein. The Borrower will defend the right, title and interest of the Lenders in and to the Collateral against the claims and demands of all persons and entities. The Lenders acknowledge and agree that the Borrower has granted a second security interest to Sirrom and Odyssey pursuant to the Pledge and Security Agreement of even date herewith by and among Sirrom (as collateral agent for itself and Odyssey), the Borrower and Superior.

                  (c) At any time and from time to time, upon the written request of the Lenders holding a majority of the outstanding principal amount under the Notes, and at the sole expense of the Borrower, the Borrower shall promptly and duly execute and deliver such further instruments and documents and take such further actions as such Lenders may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be promptly delivered to the Lenders, duly endorsed in a manner satisfactory to the Lenders holding a majority of principal amount under the Notes, to be held as Collateral pursuant to this Pledge Agreement.

                  (d) The Borrower agrees to pay, and to save the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying any and all stamp, excise, sales or other taxes (exclusive of taxes based on income, gross receipts, franchise rights and related items) that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

         6. Cash  Dividends;  Voting Rights.  Notwithstanding  the provisions of
Section 5(a) hereof, unless an Event of Default shall have occurred, the Borrower shall be permitted to receive all cash dividends and other cash distributions paid by the issuer of any of the Pledged Securities in respect of the Pledged Securities and to exercise all voting and corporate rights with respect to the Pledged Securities.

         7. Rights of the Lenders. (a) If an Event of Default occurs and is continuing: (i) each Lender shall have the right to receive his pro rata share of any and all cash dividends paid in respect of the Pledged Securities and make application thereof to the Obligations in such order as he may determine, and
(ii) each Lender's pro rata share of the Pledged Securities shall be registered in the name of such Lender or his nominee, and each Lender or his nominee may thereafter exercise (A) all voting, corporate, and other rights pertaining to such Pledged Securities at any meeting or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Securities as if he were the absolute owner thereof (including, without limitation, the right to exchange at his discretion any and all of such Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or partnership structure of the issuer thereof or upon the exercise by the Borrower or such Lender of any right, privilege or option pertaining to such Pledged Securities and in connection therewith, the right to deposit and deliver any and all of such Pledged Securities with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions



                           Pledge Agreement -- Page 4


as he may determine), all without liability except to account for property actually received by him, but the Lenders shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  (b) The rights of the Lenders hereunder shall not be conditioned or contingent upon the pursuit by the Lenders or any of them of any right or remedy against the Borrower or against any other person or entity that may be or become liable in respect of all or any part of the Obligations or against any other collateral security therefor, guarantee thereof or right of offset with respect thereto. The Lenders shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall they or any of them be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other person or entity or to take any other action whatsoever with regard to the Collateral or any part thereof.

                  (c) It is expressly acknowledged and agreed by the parties hereto that the exercise of Buyer's rights contained in Article X of the Merger Agreement is not an Event of Default under the Notes; provided, however, that any right of indemnification shall not be exercised until the final resolution or settlement of any claim pursuant to Section 10.6 of the Merger Agreement.

         8. Remedies. If an Event of Default occurs and is continuing, each Lender may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, each Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower, any guarantor or any other person or entity (all and each of which demands, defenses, advertisements and notices are hereby expressly waived), may in such circumstances forthwith collect, receive, appropriate and realize upon his pro rata share of the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver his pro rata share of the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of such Lender or elsewhere upon such terms and conditions as he may deem advisable and at such prices as he may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lenders shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby expressly waived and released. Each Lender shall apply any Proceeds from time to time held by him and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as each Lender may elect, and only after such application and after the payment by such Lender of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need such Lender account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Lenders arising out of the exercise by the Lenders of any of their rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.



                           Pledge Agreement -- Page 5



         9. Limitation on Duties Regarding Collateral. The Lenders' sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in their possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Lenders deal with similar securities, instruments and property for their own account. Neither the Lenders nor any of their employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

         10. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

         11. Severability. Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         12. Section Headings. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.

         13. No Waiver; Cumulative Remedies. The Lenders shall not by any act (except by a written instrument pursuant to paragraph 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lenders or any of them, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lenders or any of them of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Lenders would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         14. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Pledge Agreement, may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Borrower and the Lenders holding a majority of the outstanding principal amount under the Notes, provided that any provision of this Pledge Agreement may be waived in writing by the Lenders holding a majority of the outstanding principal amount under the Notes in a letter or agreement executed by such Lenders or by facsimile transmission from such Lenders. This Pledge Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Lenders and their respective successors and assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Ohio without reference to the conflict of law provisions, United States of America.

         15. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, return receipt requested, postage prepaid.



                           Pledge Agreement -- Page 6



         If to the Obligor:                 DynaGen, Inc.
                                            99 Erie Street
                                            Cambridge, Massachusetts 02139
                                            Attention: President
                                            Telecopier: (617) 354-3902

         With a copy to:                    Testa, Hurwitz & Thibeault, LLP
                                            High Street Tower
                                            125 High Street
                                            Boston, MA  02110
                                            Attention: John Hession

         If to the Lenders                  Superior Pharmaceutical Company
                                            1385 Kemper Meadow Drive
                                            Cincinnati, OH 45240-1635
                                            Attention: Eric C. Hagerstrand

         With a copy to:                    Taft, Stettinius & Hollister
                                            1800 Star Bank Center
                                            425 Walnut Street
                                            Cincinnati, OH 45202-3957
                                            Attention: Phil Schultz

         All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following such mailing is made.

         16. Counterparts. This Pledge Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



                           Pledge Agreement -- Page 7


         IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above.

                                    BORROWER:

                                    DynaGen, Inc.

                                    By:      /s/ Dhananjay G. Wadekar
                                             -------------------------------
                                    Title:   Executive Vice President
                                             -------------------------------

                                    LENDERS:


                                    By:      /s/ Eric C. Hagerstrand
                                             -------------------------------
                                    Name:    Eric C. Hagerstrand

                                    By:      /s/ Dennis Smith
                                             -------------------------------
                                    Name:    Dennis Smith

                                    By:      /s/ Thomas Canning
                                             -------------------------------
                                    Name:    Thomas Canning




                           Pledge Agreement -- Page 8



                                   Schedule I
                                   ----------

                               Pledged Securities
                               ------------------


NAME OF ISSUER                          DESCRIPTION OF SECURITIES
--------------                          -------------------------

Superior Pharmaceutical Company         100 shares of Common Stock, no par value